Exhibit 8.1

Significant Subsidiaries

Name	Vessel/Activity	Incorporation	Ownership Percentage

Rig Finance Ltd.	Dormant	Bermuda	100%
Rig Finance II Limited	West Prospero	Bermuda	100%
Benmore Shipping Company Limited	Dormant	Cyprus	100%
Newbond Shipping Company Limited	Front Energy	Cyprus	100%
Hudson Bay Marine Company Limited	Onoba (ex Front Force)	Cyprus	100%
Jaymont Shipping Company Limited	Dormant	Cyprus	100%
Front Opalia Inc	Front Opalia	Liberia	100%
Ariake Transport Corporation	Oliva (ex Ariake)	Liberia	100%
Bonfield Shipping Ltd.	Front Driver	Liberia	100%
Edinburgh Navigation S.A.	Edinburgh	Liberia	100%
Front Ardenne Inc.	Front Ardenne	Liberia	100%
Front Baldur Inc.	Everbright	Liberia	100%
Front Brabant Inc.	Front Brabant	Liberia	100%
Front Falcon Corp.	Front Falcon	Liberia	100%
Front Glory Shipping Inc.	Front Glory	Liberia	100%
Front Heimdall Inc.	Glorycrown	Liberia	100%
Front Pride Shipping Inc.	Front Pride	Liberia	100%
Front Saga Inc.	Front Page	Liberia	100%
Front Scilla Inc.	Front Scilla	Liberia	100%
Front Serenade Inc.	Front Serenade	Liberia	100%
Front Shadow Inc.	Golden Shadow	Liberia	100%
Front Splendour Shipping Inc.	Front Splendour	Liberia	100%
Front Stratus Inc.	Ondina (ex Front Stratus)	Liberia	100%
Front Transporter Inc.	Dormant	Liberia	100%
Golden Estuary Corporation	Front Comanche	Liberia	100%
Golden Fjord Corporation	Ocana (ex Front Commerce)	Liberia	100%
Golden Narrow Corporation	Golden Victory	Liberia	100%
Golden Seaway Corporation	Front Vanguard	Liberia	100%
Golden Sound Corporation	Front Vista	Liberia	100%
Golden Tide Corporation	Front Circassia	Liberia	100%
Hitachi Hull 4983 Ltd.	Otina (ex Hakata)	Liberia	100%
Katong Investments Limited	Front Breaker	Liberia	100%
Langkawi Shipping Ltd.	Dormant	Liberia	100%
Millcroft Maritime S.A.	Front Champion	Liberia	100%
Sea Ace Corporation	Front Ace	Liberia	100%
Ultimate Shipping Limited	Front Century	Liberia	100%
Aspinall Pte Ltd.	Front Viewer	Singapore	100%
Blizana Pte Ltd.	Front Rider	Singapore	100%
Bolzano Pte Ltd.	Mindanao	Singapore	100%
Cirebon Shipping Pte Ltd.	Dormant	Singapore	100%
Fox Maritime Pte Ltd.	Front Sabang	Singapore	100%
Front Dua Private Ltd.	Dormant	Singapore	100%
Front Empat Private Ltd.	Dormant	Singapore	100%
Front Enam Private Ltd.	Golden River (ex Front Lord)	Singapore	100%
Front Lapan Private Ltd.	Front Climber	Singapore	100%
Front Lima Private Ltd.	Dormant	Singapore	100%

Front Tiga Private Ltd.	Front Duke	Singapore	100%
Front Sembilan Private Ltd.	Front Leader	Singapore	100%
Rettie Pte Ltd	Front Striver	Singapore	100%
Transcorp Pte Ltd	Front Guider	Singapore	100%
Front Highness Inc.	Ticen Sun (ex Front Highness)	Marshall Islands	100%
Front Lady Inc.	Ticen Ocean (ex Front Lady)	Marshall Islands	100%
Ship Finance Management AS	Management company	Norway	100%
SFL Holdings LLC	Intermediate holding company	United States	100%
Madeira International Corp.	Intermediate holding company	Liberia	100%
SFL Geo I Limited	Dormant	Bermuda	100%
SFL Geo II Limited	Dormant	Bermuda	100%
SFL Geo III Limited	Dormant	Bermuda	100%
HL Hunter LLC	Horizon Hunter	United States	100%
HL Hawk LLC	Horizon Hawk	United States	100%
HL Eagle LLC	Horizon Eagle	United States	100%
HL Falcon LLC	Horizon Falcon	United States	100%
HL Tiger LLC	Horizon Tiger	United States	100%
SFL Avon Inc.	SFL Avon (NB)	Liberia	100%
SFL Clyde Inc.	SFL Clyde(NB)	Liberia	100%
SFL Dee Inc.	SFL Dee(NB)	Liberia	100%
SFL Trent Inc.	SFL Trent(NB)	Liberia	100%
SFL Medway Inc.	SFL Medway(NB)	Liberia	100%
SFL Spey Inc.	SFL Spey(NB)	Liberia	100%
SFL Kent Inc.	SFL Kent(NB)	Liberia	100%
SFL Tyne Inc.	SFL Tyne (NB)	Liberia	100%
SFL Tamar Inc.	Dormant	Liberia	100%
SFL Humber Inc.	Dormant	Liberia	100%
SFL Europa Inc.	Montemar Europa	Marshall Islands	100%
SFL Sea Cheetah Limited	Sea Cheetah	Cyprus	100%
SFL Sea Halibut Limited	Sea Halibut	Cyprus	100%
SFL Sea Pike Limited	Sea Pike	Cyprus	100%
SFL Sea Trout Limited	Dormant	Cyprus	100%
SFL Sea Jaguar Limited	Sea Jaguar	Cyprus	100%
SFL Sea Bear Limited	Sea Bear	Cyprus	100%
SFL Sea Leopard Limited	Sea Leopard	Cyprus	100%
SFL Sea Chemical Tanker Ltd.	Maria Victoria V	Marshall Islands	100%
SFL Sea Chemical Tanker II Ltd.	SC Guangzhou	Marshall Islands	100%
SFL Golden Straits Ltd.	Dormant	Bermuda	100%
SFL Golden Island Ltd.	Dormant	Bermuda	100%
SFL Ace I Company Limited	Asian Ace (ex Sea Alfa)	Malta	100%
SFL Ace II Company Limited	Green Ace (ex Sea Beta)	Malta	100%
SFL West Polaris Limited	West Polaris	Bermuda	100%
SFL Deepwater Ltd.	West Hercules & West Taurus	Bermuda	100%